Exhibit 99.1

1601 Market Street		News Release
Philadelphia, Pennsylvania
19103-2337
800 523.1988
215 564.6600

Contact:
	For investors:	Terri Williams-Perry – phone: 215 231.1486 Email: terri.williams-perry@radian.biz

	For the media:	Rick Gillespie – phone: 215 231.1061 Email: rick.gillespie@radian.biz

Tim Lynch / Eric Bonach Joele Frank, Wilkinson Brimmer Katcher 212 355.4449

FOR IMMEDIATE RELEASE

Radian Comments on Fundamental Strength of Business

PHILADELPHIA, July 03, 2008 – Radian Group Inc. (NYSE: RDN) commented today on the recent decline in its stock price and noted several indications of the fundamental strength of its business and improvement in key performance indicators. The Company today issued the following statement:

Radian is insuring mostly prime loans which we believe will generate profitability and long-term financial strength. Our liquidity and claims paying resources remain strong and we are focused on meeting the present challenges in the housing market and overall economy by working closely with the Government Sponsored Enterprises (“GSEs”) and managing our existing Risk-In-Force exposure. We believe that the recent decline of Radian’s stock price is disproportionate to the fundamentals of our business. Despite the decline in Radian’s stock price, the organization remains focused on improving business processes and making operational improvements. We will continue to communicate the business and financial fundamentals of our company to the market in the most transparent way possible.

Radian noted the following preliminary second quarter business indicators:

•      First and second lien claims paid during 2Q08 will be less than $230 million, compared to our previous guidance of $240 million. This is due in part to the strong partnerships we have established with our residential servicing clients and external counseling organizations.

1601 Market Street Philadelphia, Pennsylvania 19103-2337 800 523.1988 215 564.6600

•      Total first lien defaults increased during 2Q08 by 8.9%. This compares favorably with the quarterly increases reported during 1Q08 of 10% and 4Q07 of 17.3%.

•      Radian’s percentage of prime business written during 2Q08 was approximately 92% up from 90% during 1Q08.

•      Radian continues to maintain strong relationships with its clients and the GSEs. We estimate current mortgage insurance market share of 16%, up from 14% at the beginning of 2008.

•      Multiple guideline tightening and pricing increases have been put in place during 2008. The latest changes go into effect on July 14, 2008 and are intended to improve risk adjusted returns.

•      This quarter will be positively impacted by significant recovery of ceded losses from captive reinsurance and SMARTHOME reinsurance, which reduces Radian’s net losses and loss ratio.

•      There has been no material credit deterioration in the portfolio of our Financial Guaranty segment.

•      There is no principal required to be repaid on any of Radian’s debt until 2011.

About Radian

Radian Group Inc. is a global credit risk management company headquartered in Philadelphia with significant operations in New York and London. Radian develops innovative financial solutions by applying its core mortgage credit risk expertise and structured finance capabilities to the credit enhancement needs of the capital markets worldwide, primarily through credit insurance products. The company also provides credit enhancement for public finance and other corporate and consumer assets on both a direct and reinsurance basis and holds strategic interests in credit-based consumer asset businesses. Additional information may be found at http://www.radian.biz.

Forward Looking Statements

All statements made in this news release that address events, developments or results that we expect or anticipate may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995. These statements are made on the basis of management’s current views and assumptions with respect to future events. Any forward-looking statement is not a guarantee of future performance and actual results could differ materially from those contained in the forward-looking information. The forward-looking statements, as well as our prospects as a whole, are subject to risks and uncertainties, including the following:

•      As a result of recent downgrades, up to $50.5 billion of Radian Asset’s total net assumed par outstanding is subject to recapture by Radian Asset’s primary reinsurance customers. If all

1601 Market Street Philadelphia, Pennsylvania 19103-2337 800 523.1988 215 564.6600

of this business was recaptured, we estimate that Radian Asset would experience a reduction in written and earned premiums of approximately $440.7 million and $82.3 million, respectively, a reduction in the net present value of expected future installment premiums of $177.5 million and a reduction in incurred losses of approximately $48.8 million. Any recapture of business would correspondingly reduce the amount of capital required to be held in support of such obligations.

•      actual or perceived changes in general financial and political conditions, such as extended national or regional economic recessions, changes in housing demand or mortgage originations, changes in housing values (in particular, further deterioration in the housing, mortgage and related credit markets, which would harm our future consolidated results of operations and could cause losses for our mortgage insurance business to be worse than expected), changes in liquidity in the capital markets and the further contraction of credit markets, population trends and changes in household formation patterns, changes in unemployment rates, changes or volatility in interest rates or consumer confidence, changes in credit spreads, changes in the way investors perceive the strength of private mortgage insurers or financial guaranty providers, investor concern over the credit quality and specific risks faced by the particular businesses, municipalities or pools of assets covered by our insurance;

•      actual or perceived economic changes or catastrophic events in geographic regions where our mortgage insurance or financial guaranty insurance in force is more concentrated;

•      our ability to successfully obtain additional capital, if necessary, to support our long-term liquidity needs and to protect our credit ratings and the financial strength ratings of our subsidiaries;

•      our ability to satisfy the covenants contained in our credit agreement (including, but not limited to, financial covenants), which, if we are unable to satisfy, could lead to a default on the terms of that loan, upon which the lenders representing a majority of the debt under our credit agreement would have the right to terminate all commitments under the credit agreement and declare the outstanding debt due and payable;

•      risks faced by the businesses, municipalities or pools of assets covered by our insurance;

•      a decrease in the volume of home mortgage originations due to reduced liquidity in the lending market, tighter underwriting standards and a deterioration in housing markets throughout the U.S.;

•      the loss of a customer for whom we write a significant amount of mortgage insurance or the influence of large customers;

•      disruption in the servicing of mortgages covered by our insurance policies;

•      the aging of our mortgage insurance portfolio and changes in severity or frequency of losses associated with certain of our products that are riskier than traditional mortgage insurance or financial guaranty insurance policies;

•      the performance of our insured portfolio of higher risk loans, such as Alternative-A (“Alt-A”)

1601 Market Street Philadelphia, Pennsylvania 19103-2337 800 523.1988 215 564.6600

and subprime loans, and adjustable rate products, such as adjustable rate mortgages (“ARMs”) and interest-only mortgages, which have resulted in increased losses in 2007 and 2008 and may result in further losses;

•      reduced opportunities for loss mitigation in markets where housing values fail to appreciate or begin to decline;

•      changes in persistency rates of our mortgage insurance policies caused by changes in refinancing activity, in the rate of appreciation or depreciation of home values and changes in the mortgage insurance cancellation requirements of mortgage lenders and investors;

•      downgrades or threatened downgrades of, or other ratings actions with respect to, our credit ratings or the insurance financial strength ratings assigned by the major rating agencies to any of our rated insurance subsidiaries at any time (in particular, our credit rating and the financial strength ratings of our insurance subsidiaries that are currently under review for possible downgrade);

•      heightened competition for our mortgage insurance business from others such as the Federal Housing Administration and the Veterans’ Administration or other private mortgage insurers (in particular those that have been assigned higher ratings from the major ratings agencies), from alternative products such as “80-10-10” loans or other forms of simultaneous second loan structures used by mortgage lenders, from investors using forms of credit enhancement other than mortgage insurance as a partial or complete substitution for private mortgage insurance and from mortgage lenders that demand increased participation in revenue sharing arrangements such as captive reinsurance arrangements;

•      changes in the charters or business practices of Federal National Mortgage Association (“Fannie Mae”) and Freddie Mac, the largest purchasers of mortgage loans that we insure, and our ability to retain our Top Tier eligibility status from both Freddie Mac and Fannie Mae;

•      the application of existing federal or state consumer, lending, insurance, securities and other applicable laws and regulations, or changes in these laws and regulations or the way they are interpreted, including, without limitation: (i) the outcome of private lawsuits or investigations (or the possibility of additional private lawsuits or investigations) by state insurance departments and state attorneys general alleging that services offered by the mortgage insurance industry, such as captive reinsurance, pool insurance and contract underwriting, are violative of the Real Estate Settlement Procedures Act (“RESPA”) and/or similar state regulations, (ii) legislative and regulatory changes affecting demand for private mortgage insurance or financial guaranty insurance, or (iii) legislation and regulatory changes limiting or restricting our use of (or requirements for) additional capital, the products we may offer, the form in which we may execute the credit protection we provide or the aggregate notional amount of any product we may offer for any one transaction or in the aggregate;

•      the possibility that we may fail to estimate accurately the likelihood, magnitude and timing of losses in connection with establishing loss reserves for our mortgage insurance or financial guaranty businesses, or the premium deficiency for our second-lien mortgage insurance business, or to estimate accurately the fair value amounts of derivative contracts in our mortgage insurance and financial guaranty businesses in determining gains and losses on these contracts;

1601 Market Street Philadelphia, Pennsylvania 19103-2337 800 523.1988 215 564.6600

•      changes in accounting guidance from the Securities and Exchange Commission (“SEC”) or the Financial Accounting Standards Board (“FASB”);

•      the possibility that we may not be able to achieve and maintain effective internal control over our financial reporting;

•      legal and other limitations on the amount of dividends or other distributions we may receive from our subsidiaries; and

•      vulnerability to the performance of our strategic investments, including in particular, our investment in Sherman.

For more information regarding these risks as well as additional risks that we face, you should refer to the Risk Factors detailed in our filings with the SEC. We caution you not to place undue reliance on these forward-looking statements, which are current only as of the date of this news release. We do not intend to, and we disclaim any duty or obligation to, update or revise any forward-looking statements made in this news release to reflect new information or future events or for any other reason.